Exhibit 99.1

Assembly Bio Announces Retirement of John G. McHutchison, AO, MD as CEO and Appoints Current President and COO Jason A. Okazaki as Successor

Dr. McHutchison will continue to provide strategic counsel as board member and chairman of the Science & Technology Committee of the board

SOUTH SAN FRANCISCO, Calif., October 5, 2022 (GLOBE NEWSWIRE) – Assembly Biosciences, Inc. (Nasdaq: ASMB), a clinical-stage biotechnology company developing innovative, investigational therapeutics targeting hepatitis B virus (HBV) and other viral diseases, today announced that John G. McHutchison, AO, MD, chief executive officer (CEO), will retire as CEO at the end of 2022. Dr. McHutchison will continue to serve on Assembly Bio’s Board of Directors, including assuming the role of chairman of the Science and Technology Committee. Assembly Bio’s Board of Directors has unanimously elected Jason A. Okazaki, the company’s current president and chief operating officer (COO), as chief executive officer and a member of the board upon Dr. McHutchison’s retirement.

“Since joining the company in 2020, Jason has been instrumental in framing our long-term strategy and overseeing our partnering, financing, investor relations, legal efforts and, for the past year, operations as our COO,” Dr. McHutchison said. “Jason is a highly valued strategic partner to me and our board of directors with an unparalleled combination of business, operational, legal and industry experience. In partnership with our management team and me, he has enabled Assembly Bio to expand beyond core inhibition into complementary HBV-cure mechanisms and other novel viral targets. Jason’s strategic vision, leadership skills and respect within and outside of our organization will ensure we continue to advance the company’s mission of bringing these novel programs to patients in need.”

“The Board and I are grateful for the tremendous progress Assembly Bio has made under John’s leadership,” said William R. Ringo, Jr., chairman of the Assembly Bio Board of Directors. “By building a world-class antiviral organization, he and the team have made significant advances with our next generation, significantly more potent core inhibitors, and have developed the HBV/HDV entry inhibitor, interferon-α receptor agonist, HSV and panherpes programs that have extended Assembly Bio’s reach beyond core inhibition and HBV.”

Mr. Ringo continued, “Jason has demonstrated his strong leadership and broad-based expertise since the moment he joined the organization, and the Board has no doubt that he is the right person to succeed John as CEO. We are confident in Jason’s ability to lead and partner with the company’s tenured executive team, particularly with William Delaney, PhD, chief scientific officer, Nicole White, PhD, chief manufacturing officer, and Michele Anderson, chief development officer, to advance Assembly Bio’s novel programs. We are equally pleased that John remains steadfastly committed to the company and will continue to contribute the wealth of his experience and deep virology expertise toward the future success of Assembly Bio as a member of the board of directors and chair of the Science and Technology Committee.”

Dr. McHutchison added, “It has been a privilege to serve as Assembly Bio’s CEO for the past three years and work with such a talented and dedicated team. It was a difficult decision to step back given my high regard for our organization and everything we can, and will, accomplish. I remain as confident in the core inhibitor mechanism’s role in finite and curative HBV therapies as when I joined the organization. And, of course, I am truly excited about the potential of our new programs beyond core inhibitors. With our potent next generation core inhibitors, 3733 and 4334, advancing in and towards the clinic respectively, and many novel pre-clinical programs accelerating towards candidate nomination, I believe that Jason and the team will significantly advance the therapeutic field in the coming years. I’m thrilled to continue this journey and stay close with Jason and our industry-leading team in my board roles.”

Mr. Okazaki said, “It is an honor to be named Assembly Bio’s next chief executive officer, and I am grateful to John and the board for their support. I joined Assembly Bio to partner with John and our tremendous management team to develop a functional cure for HBV as well as build a diversified antiviral organization. I am excited to continue that mission as we advance our next generation core inhibitors in the clinic in parallel with our novel discovery programs to address critical areas of unmet medical need. This is an incredible opportunity to drive significant scientific progress with an incomparable team.”

Mr. Okazaki joined Assembly Bio as chief legal and business officer in 2020. In 2021, he was promoted to chief operating officer with an expanded focus that included responsibility for investor relations, facilities and information technology. Earlier in 2022, he was elevated to president with responsibility for all general and administrative functions.

Prior to joining Assembly Bio, Mr. Okazaki was senior vice president, legal and assistant secretary at Gilead Sciences, Inc. Over the course of his 14-year career at Gilead, he led a global legal team supporting operations in the United States, Asia and Latin America, and advised on corporate governance and U.S. Securities and Exchange Commission (SEC) reporting matters. Mr. Okazaki also led the structuring and legal execution of Gilead’s acquisitions, strategic collaborations and licensing transactions. Prior to that, he was a senior associate at Skadden, Arps, Slate, Meagher & Flom, LLP, in the firm’s mergers and acquisitions and corporate finance practices in New York and San Francisco.

Mr. Okazaki is the board chairman of the International League of Conservation Photographers, a non-profit organization of global photographers and filmmakers driving conservation efforts through ethical visual storytelling. He is also a board member of the Stanford Medicine Center for Asian Health Research and Education, a non-profit organization dedicated to improving the health of Asians by increasing knowledge, empowering education and positively impacting their clinical care.

Mr. Okazaki earned a bachelor’s degree from Stanford University and a Juris Doctor degree from UC Hastings College of the Law. He is a member of the State Bars of California and New York.

About Assembly Biosciences
Assembly Bio is a clinical-stage biotechnology company pioneering the development of novel therapeutics for serious viral diseases. Assembly Bio is advancing a leading portfolio of more potent, next-generation core inhibitor drug candidates that aim to break the complex viral replication cycle of hepatitis B virus (HBV) to achieve finite and potentially curative therapies for the 296 million people living with HBV worldwide. The company’s research pipeline includes differentiated antiviral approaches against HBV/hepatitis delta virus and herpesviruses. For more information, visit assemblybio.com.

Forward-Looking Statements
The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. These risks and uncertainties include: Assembly Bio’s ability to successfully execute its reprioritization and restructuring activities, including the CEO transition; potential adverse legal, reputational, operational and financial effects on Assembly Bio resulting from the reprioritization and restructuring activities; Assembly Bio’s ability to initiate and complete clinical studies involving its therapeutic product candidates, including studies contemplated by Assembly Bio’s collaboration agreements, in the currently anticipated timeframes; safety and efficacy data from clinical studies may not warrant further development of Assembly Bio’s product candidates; clinical and nonclinical data presented at conferences may not differentiate Assembly Bio’s product candidates from other companies’ candidates; results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies; continued development and commercialization of ABI-H3733, if successful, in the China territory will be dependent on, and subject to, Assembly Bio’s collaboration agreement governing this activity in the China territory; Assembly Bio’s ability to maintain financial resources necessary to continue its clinical studies and fund business operations; any impact that the COVID-19 pandemic may have on Assembly Bio’s business and operations, including initiation, enrollment and continuation of its clinical studies or timing of discussions with regulatory authorities; and other risks identified from time to time in Assembly Bio’s reports filed with the U.S. Securities and Exchange Commission (the SEC). You are urged to consider statements that include the words may, will, would, could, should, might, believes, hopes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Assembly Bio intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about Assembly Bio’s risks and uncertainties are more fully detailed under the heading “Risk Factors” in Assembly Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Assembly Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor and Corporate:
Shannon Ryan
SVP, Investor Relations, Corporate Affairs and Alliance Management
(415) 738-2992

sryan@assemblybio.com

Media:
Sam Brown Inc.
Hannah Hurdle
(805) 338-4752
ASMBMedia@sambrown.com